As filed with the Securities and Exchange Commission August __, 2012

Registration No. 333-181440

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 3)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIGNYTE, INC.

(Exact Name of registrant in its charter)

Nevada	6770	45-1560906
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

605 W. Knox Rd., Suite 202 Tempe, AZ 85284

(480) 588-3337

(Address and telephone number of principal executive offices)

Andreas McRobbie-Johnson

605 W. Knox Rd.,Suite 202

Tempe, AZ 85284

Telephone (480) 588-3337

(Name, address and telephone number of agent for service)

Copies of Communications to:

Laura Anthony, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Phone: 561-514-0936

Fax: 561-514-0832

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock-New Issue	$1,000,000.00	$0.10	$100,000.000	$11.61
Common Stock—Current Shareholder	$10,000,000.00	$0.10	$1,000,000.00	$116.10
Total	$11,000,000.00		$1,100,000.00	$127.71

(1)	This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

DIGNYTE, INC.

11,000,000 Shares of Common Stock

$0.10 per share

Dignyte, Inc. (“Dignyte” or the “Company”) is offering on a best-efforts basis a minimum of 50,000 (minimum offering) and a maximum of 1,000,000 shares of its common stock at a price of $0.10 per share. In addition there are 10,000,000 shares of common stock being registered for sale by our President and director who is a selling shareholder also at $0.10 per share. Mr. McRobbie-Johnson is an underwriter for the purposes of this offering. The shares are intended to be sold directly through the efforts of Andreas McRobbie-Johnson, our President and director and Donna Moore, our Secretary/Treasurer . The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section titled “Plan of Distribution” herein. In addition to the sale of shares by the Company herein, the secondary sales of shares by Mr. McRobbie-Johnson will also be subject to the requirements of Rule 419 and the proceeds and shares from the resale of his shares will also be promptly deposited in the escrow account.

The proceeds from the sale of the shares in this offering will be payable to Evolve Bank & Trust. All subscription funds will be held in escrow in a non-interest bearing escrow account at Evolve Bank & Trust pending the achievement of the Minimum Offering and no funds shall be released to Dignyte, Inc. until such a time as the minimum proceeds are raised at which time up to 10% may be released to the Company under Rule 419. If the minimum offering is not achieved within 12 months of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. See the section entitled “Plan of Distribution” herein. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held. The funds from any sales of Mr. McRobbie-Johnson’s shares will also be placed into the escrow account and cannot be released until after the close of the escrow. The shares sold by Mr. McRobbie-Johnson will be placed into escrow during the escrow period in the names of the purchasers. Our escrow agent, Evolve Bank & Trust, and the corresponding escrow account meet the requirements of Rule 419(b) of Regulation C .

The offering may terminate on the earlier of: (i) the date when the sale of all 1,000,000 shares to be sold by the issuer is completed, (ii) at the discretion of management, anytime after the minimum offering of 50,000 shares of common stock is achieved, or (iii) a maximum of 360 days from the effective date of this document. Prior to this offering, there has been no public market for Dignyte, Inc.’s common stock. The Company is a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

2

The Company is conducting a “Blank Check” offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the “S.E.C.”) under the Securities Act of 1933, as amended (the “Securities Act”).The net offering proceeds, after deduction for offering expenses, and the securities to be issued to investors must be deposited in an account (the “Deposited Funds” and “Deposited Securities,” respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 after the close of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria(See Plan of Distribution herein) has been consummated and at least 80% of the investors (both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless at least 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 9.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.10	$0.00	$0.10
Minimum	50,000	$5,000	$0.00	$5,000
Maximum	1,000,000	$100,000	$0.00	$100,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus (Subject to Completion)

THE DATE OF THIS PROSPECTUS IS AUGUST __ , 2012.

3

4

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

Rights and Protections Under Rule 419

All of the proceeds of this offering will promptly be placed in an escrow account and held until the completion of a merger or acquisition as detailed herein other than 10% which maybe released to the registrant as described herein. Such escrowed funds may not be used for salaries or reimbursable expenses.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus (“Prospectus”). Each prospective investor is urged to read this Prospectus and the attached Exhibits in their entirety.

THE COMPANY

Business Overview

Dignyte, Inc.(“Dignyte” or the “Company”), was incorporated in the State of Nevada on April 7, 2011, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Andreas McRobbie-Johnson, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr. McRobbie-Johnson serves as President, and Director. On April 13, 2012 Donna S. Moore was appointed as the Secretary and Treasurer. Mr. McRobbie-Johnson determined next to proceed with filing a Form S-1.

In November 2011, the Company’s board of directors and shareholders approved a four for one (4:1) forward stock split and an increase in its authorized capital to 100 million shares of common stock and 10 million shares of blank check preferred stock. In accordance therewith, on November 10, 2011, the Company filed a Certificate of Amendment to its Articles of Incorporation. All references herein to the Company’s authorized and issued capital stock are based on its capitalization after the above corporate action.

Mr. McRobbie-Johnson, the President and Director, elected to commence implementation of the Company’s principal business purpose described below under “Plan of Operation”. As such, the Company can be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger, acquisition or joint venture with an entity .

The proposed business activities described herein classify the Company as a “blank check” company. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company’s securities until such time as the Company has successfully implemented its business plan described herein. Mr. McRobbie-Johnson, as President director and signatory on this registration statement, is bound thereby by Rule 419 (and by the escrow agreement to which he is a party) as it relates the sale of his shares. Any subscribers will be notified in writing in a minimum of 20 days prior to the beginning of any extension in the offering period.

As of the date of this prospectus, we have 10,000,000 shares of $0.001 par value common stock issued and outstanding.

As shown in the financial statements accompanying this prospectus, the Company has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

5

Dignyte, Inc.’s operations and corporate offices are located at 605 W. Knox Rd., Suite 202, Tempe, AZ 85284, with a telephone number of (480) 588-3337.

Dignyte Inc.’s fiscal year end is December 31.

THE OFFERING

Dignyte, Inc. is offering, on a best efforts, self-underwritten basis, a minimum of 50,000 and a maximum of 1,000,000 new issue shares of its common stock at a price of $0.10 per share in addition to 10,000,000 shares currently held by the existing shareholder also at $0.10 per share. New issue offering refers to the shares offered for sale by the Company. The proceeds from the sale of the shares in this offering will be payable to Evolve Bank & Trust and will be deposited in a non-interest bearing bank account with the escrow agent, Evolve Bank & Trust, until the escrow conditions are met and thus no interest shall be paid to any investor or to the Company. In the event that any interest is earned on the funds in escrow, it shall be for the sole benefit of the purchasers of securities in this offering. All subscription agreements and checks should be delivered to Dignyte, Inc., at the address provided on the Subscription Agreement. Failure to do so will result in checks being returned to the investor who submitted the check. The proceeds from any sale by the selling shareholder will also be held in escrow upon their sale which cannot occur prior to the completion of the sale of the minimum offering of the shares by the issuer.

All subscription funds will be held in escrow pending the achievement of the Minimum Offering after which no funds shall be released to Dignyte, Inc. until such time as the escrow conditions are met (see the section titled “Plan of Distribution” herein), completion of the post-effective amendment effectiveness, and the completion of the reconfirmation offering other than 10% which may only be released to Dignyte upon completion of the offering (see the section titled “Plan of Distribution” herein). The offering may terminate on the earlier of: (i) the date when the sale of all 1,000,000 shares being sold by the issuer is completed, or (ii) anytime after the minimum offering of 50,000 shares of common stock is achieved at the discretion of the Board of Directors but not more than (ii) 360 days from the effective date of this document. The minimum must be met prior to the termination of this offering or all funds will be returned to investors. The funds from any sales of Mr. McRobbie-Johnson’s shares will also be placed into the escrow account and cannot be released until the escrow conditions are met as described earlier in this paragraph. The shares sold by Mr. McRobbie-Johnson will be placed into escrow during the escrow period in the names of the purchasers.

Mr. McRobbie-Johnson will negotiate an acquisition on the basis of the best interests of the shareholders including himself. Mr. McRobbie-Johnson will not sell any of his shares until after the completion of the primary offering.

If the minimum offering is not achieved within 12 months of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system, as reflected in the records of Bank of America, N.A. (the insured depository institution), is the only factor assessed in determining whether the minimum offering condition has been met. The minimum offering must be reached prior to the expiration date of the offering. The Company will implement issuance of stock certificates purchased within one (1) business day of the acceptance of the subscription agreement and confirmation of payment by the issuer (which may take up to five (5) business days) and will, within 1 day of issuance, cause such shares to be delivered to the escrow agent account.

Both Mr. McRobbie-Johnson, the Company’s President and sole director and Donna S. Moore, the Company’s Secretary and Treasurer, may not purchase any shares covered by this registration statement.

6

The Company is conducting a “Blank Check” offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the “S.E.C.”) under the Securities Act of 1933, as amended (the “Securities Act”).The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the “Deposited Funds” and “Deposited Securities,” respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules there under. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (80% of the value of both the Company and selling shareholder offering) has been consummated and a sufficient number of investors (80% of the investors of both the Company and selling shareholder offering) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this Prospectus, the deposited funds will be returned on a pro rata basis to all investors.

The reconfirmation offer must commence within five (5) business days after the effective date of the post-effective amendment. The post-effective amendment will contain information about the acquisition/merger /joint venture candidate including their financials. The reconfirmation is for the protection of the investors, as investors will have an opportunity to review information on the merger/acquisition /joint venture entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five (5) business days after the effective date of the post-effective amendment;

(2) Each investor will have no fewer than twenty (20), and no more than forty-five (45), business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within forty-five (45) business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor’s behalf will be returned to the investor within five (5) business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds (both the Company and the selling shareholder offering) elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five (5) business days by first class mail or other equally prompt means.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Dignyte, Inc. has not presently secured a transfer agent but is currently in discussions with First American Stock Transfer, Inc. of Phoenix, AZ to provide transfer agent services. The Company expects to appoint a transfer agent prior to the filing of an application for trading in order to facilitate the processing of stock certificates. The Company expects to seek quotations for its securities upon completion of the offering and a merger/acquisition /joint venture and the reconfirmation offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled “Risk Factors” and “Dilution” before making an investment in this stock.

7

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statement of operations data

		From Inception
		(April 7, 2011)
	Six Months Ended	through
	June 30, 2012	June 30, 2012
	(Unaudited)	(Unaudited)

TOTAL REVENUES	$-	$-

EXPENSES
General and administrative	1,155	8,697
Professional fees	5,833	9,583

Total Expenses	6,988	18,280

NET (LOSS)	$(6,988)	$(18,280)

Balance sheet data

	June 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$-	$-
Notes receivable - related party	-	-

TOTAL CURRENT ASSETS	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable-related party	$5,780	$2,875
Accounts payable	2,500	1,750

TOTAL CURRENT LIABILITIES	8,280	4,625

STOCKHOLDERS' DEFICIT
Preferred stock, authorized, 10,000,000 shares, $.001 par value, 0 shares issued and outstanding	-	-
Common stock, authorized, 100,000,000 shares, $.001 par value, 10,000,000 shares issued and outstanding	10,000	10,000
Stock subscription receivable	-	(3,333)
Accumulated deficit during development stage	(18,280)	(11,292)

Total Stockholders' Deficit	(8,280)	(4,625)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$-

8

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock. This section discloses all of the material risks of an investment in this Company.

SOLE DIRECTOR MAY HINDER OPERATIONS

Dignyte, Inc.’s operations depend largely on the efforts of Andreas McRobbie-Johnson, the sole director of the Company. Mr. McRobbie-Johnson has no experience in public company management..Because of this, the Company may be unable to offer and sell the shares in this offering, develop our business, or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles and would cease to exist if it is unable to develop the business or manage our public reporting requirements.

POTENTIAL CONFLICTS OF INTEREST MAY RESULT IN LOSS OF BUSINESS

Andreas McRobbie-Johnson and Donna S. Moore may, in the future, become involved in other employment opportunities and may periodically face a conflict in selecting between Dignyte, Inc. and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts should they occur. If the Company loses Andreas McRobbie-Johnson or Donna S. Moore to other pursuits without a sufficient warning, the Company may, consequently, go out of business.

OUR PRESIDENT AND SOLE DIRECTOR, ANDREAS MCROBBIE-JOHNSON, IS CONSIDERED AN UNDERWRITER OF THIS OFFERING WHO IS USING HIS BEST EFFORTS TO SELL SHARES ON BEHALF OF THE COMPANY AND HE IS ALSO A SELLING STOCKHOLDER AND, THEREFORE, THERE MAY BE A CONFLICT OF INTEREST WITH RESPECT TO THE SALE OF THE SHARES OFFERED HEREIN.

Mr. McRobbie-Johnson, who is considered an underwriter of this offering, is also a selling stockholder. Therefore, there may be a conflict of interest between Mr. McRobbie-Johnson’s interest as selling stockholders (e.g., to maximize the value of his investment) and his interest as an underwriter (e.g., in selling shares on behalf of the Company).

RULE 419 LIMITATIONS MAY LIMIT BUSINESS COMBINATIONS

Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment including audited financial statements from the target company. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within forty-five (45) days of the effectiveness of the post-effective amendment will automatically receive a return of his investment funds.

Although investors may request the return of their funds in connection with the reconfirmation offering required, the Company’s shareholders will not be afforded an opportunity to approve or disapprove any particular transaction. See Risk Factor entitled “Conflicts of Interest.”

9

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

NO AUDITED FINANCIAL STATEMENTS REQUIRED PRIOR TO BUSINESS COMBINATION BEING DEEMED PROBABLE MAY DECREASE CONFIDENCE IN AVAILABLE FINANCIALS

The Company shall not require the business combination target to provide audited financial statements until it becomes probable that signing of a business combination agreement is likely (but prior to signing of any such agreement or submittal of the reconfirmation offering), thus there is the risk that the unaudited statements which are provided to the Company during its due diligence may contain errors that an audit would have found thus exposing the investors to the risk that the business combination target may not be as valuable as it appears during the combination approval process.

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN ESCROW ACCOUNT MAY LIMIT LIQUIDITY FOR A SIGNIFICANT PERIOD OF TIME

It shall be unlawful for any person to sell or offer to sell shares (or any interest in or related to the shares) held in the escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result investors may be unable to sell or transfer their shares for a significant period of time.

DISCRETIONARY USE OF PROCEEDS; “BLANK CHECK” OFFERING LEADS TO UNCERTAINTY AS TO FUTURE BUSINESS SUCCESS

As a result of management’s broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a “blank check” offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward affecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives. See “Description of Business.” The Company has listed working capital as the use of proceeds of this offering thus giving the Company considerable latitude without having to revise or deviate from its listed use of proceeds. See “Use of Proceeds”

10

REGULATIONS CONCERNING “BLANK CHECK” ISSUERS MAY LIMIT BUSINESS COMBINATIONS

The ability to register or qualify for sale of the shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or “blue sky” laws restricting or, in some instances, prohibiting, the sale of securities of “blank check” issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting “blank check” companies, may not register the shares for sale in their states. Because of such regulations and other restrictions, the Company’s selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a “blue sky” application has been filed and accepted or where the shares have been registered thus limiting the issuer’s ability to complete this offering.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS RESULTS IN POSSIBLE LACK OF SUCCESS

The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition , merger or joint venture candidate, as such loss would be integrated into their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION REFLECTING THAT WE MAY HAVE DIFFICULTY CONTINUING OPERATIONS.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment. Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might reduce the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

SPECULATIVE NATURE OF COMPANY’S PROPOSED OPERATIONS RESULTS IN POSSIBLE LACK OF SUCCESS

The success of the Company’s proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to: (i) seek business combinations with entities having established operating histories or (ii) become a party to a joint venture or licensing agreement with another corporation or entity, there can be no assurance that the Company will be successful in locating candidates meeting such criteria, thus making risk evaluations difficult. In the event the Company completes a business combination or joint venture , of which there can be no assurance, the success of the Company’s operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company’s control.

11

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS MAY LIMIT BUSINESS COMBINATIONS

The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers , acquisitions and joint ventures of companies that may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger , acquisition , joint venture and licensing candidates with numerous other small public companies. Therefore, this competition may result in the Company being unable to complete its business plan of completing an acquisition , merger, joint venture or other opportunity .

NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION - NO STANDARDS FOR BUSINESS COMBINATION MAY RESULT IN THE COMPANY BEING UNABLE TO COMPLETE ITS BUSINESS PLAN

The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluations. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company has not commenced any operational activities. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that it will require a target business opportunity to have achieved, and without which the Company will not consider a business combination in any form with such business opportunity.

CONTINUED MANAGEMENT CONTROL AND LIMITED TIME AVAILABILITY MAY LIMIT BUSINESS COMBINATIONS

While seeking a business combination,   joint venture or licensing agreement; management anticipates devoting up to ten hours per month to the business of the Company. The Company’s officer has not entered into a written employment agreement with the Company and is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officer and director. Notwithstanding the combined limited experience and time commitment of management, loss of the service of this individual would adversely affect development of the Company’s business and its likelihood of continuing operations and completing its business plan. See “Directors, Executive Officers, Promoters and Control Persons.”

CONFLICTS OF INTEREST OF THE OFFICER AND DIRECTOR MAY RESULT IN LOSS OF BUSINESS OR FAILURE TO COMPLETE A MERGER , ACQUISITION , JOINT VENTURE OR AT LESS PROFIT

The Company’s officer and director may, in the future, participate in other business ventures which compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company’s officer and director is involved in the management of any firm with which the Company transacts business. These limitations may limit the number of opportunities for a merger , acquisition or joint venture . See “Directors, Executive Officers, Promoters and Control Persons.”

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION THUS LIMITING ACQUISITION PROSPECTS

The Company will be required to provide certain information about significant acquisitions, including certified financial statements for the company to be acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

12

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION MAY LIMIT THE COMPANY’S ABILITY TO FIND PROSPECTIVE CANDIDATES FOR ACQUISITION

The Company has neither conducted, nor have others made available to it, results of market research indicating that a market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger , acquisition or joint venture contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

LACK OF DIVERSIFICATION INCREASES THE RISK THAT THE COMPANY WILL CEASE TO DO BUSINESS.

The Company’s proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company’s activities will be limited to those engaged in by the business opportunity which the Company merges or partners with or acquires. The Company’s inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company’s operations, potentially causing the company to cease to do business.

POSSIBLE INVESTMENT COMPANY ACT REGULATION LIMITS POSSIBLE ACQUISITION CANDIDATES AND INCREASE COSTS

Although the Company will be subject to regulation under the Securities Exchange Act of 1933, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

PROBABLE CHANGE IN CONTROL AND MANAGEMENT MEANS INABILITY TO FULLY GAUGE MANAGEMENT RISK AND UNCERTAIN MANAGEMENT FUTURE

A business combination involving the issuance of the Company’s common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company’s common stock held by him or to resign as a member of the Board of Directors of the Company. The resulting change in control of the Company could result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING A BUSINESS COMBINATION WOULD RESULT IN DILUTION

The Company’s primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and would most likely result in a change in control or management of the Company.

DISADVANTAGES OF BLANK CHECK OFFERING MAY DISCOURAGE BUSINESS COMBINATIONS

The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A potential business combination candidate may find it more beneficial to go public directly rather than through a combination with a blank check company as the blank check has the requirements of a post-effective amendment and having to clear its application to trade using information provided by the Company rather than its own internal information. This process may be more complicated and complex due to the acquisition with a blank check than if the company had gone public directly. In addition the Company would continue to have the expenses of filings under the Securities Exchange Act of 1934 (10K’s, Q’s and 8K’s among others) during these processes.

13

FEDERAL AND STATE TAXATION OF BUSINESS COMBINATION MAY DISCOURAGE BUSINESS COMBINATIONS

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES THUS MAY LIMIT OR PRECLUDE ACQUISITION CANDIDATES

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company’s securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or “blank-check” securities. Accordingly, investors should consider any potential secondary market for the Company’s securities to be a limited one.

NO ASSURANCE SHARES WILL BE SOLD INCREASING THE RISK THE COMPANY WILL BE ABLE TO CONTINUE OPERATIONS AND LIMITS FUTURE OPERATING CAPITAL

The 1,000,000 common shares to be sold by the issuer are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the shares will be sold.

BUSINESS ANALYSIS BY NON PROFESSIONAL INCREASES THE RISK OF INCOMPLETE DUE DILIGENCE AND POOR ANALYSIS

Analysis of business operations will be undertaken by our President and director who is not a professional business analyst. Thus the depth of such analysis may not be as great as if undertaken by a professional which increases the risk that any merger , acquisition or joint venture candidate may not continue successfully.

LACK OF AGREEMENT TO PROVIDE OPERATING FUNDS MAY CAUSE THE COMPANY TO BE UNABLE TO CLOSE THE OFFERING

Although Mr. McRobbie-Johnson, our sole director, has stated that he will provide funds for the Company to continue business until the offering is closed, there is no enforceable agreement to such effect; and thus the failure of Mr. McRobbie-Johnson to provide such funds may cause the Company to cease business prior to the close of this offering. The offering expenses are estimated at $7,500.

14

ARBITRARY OFFERING PRICE MAY MEAN LOSS OF VALUE OF SHARES

The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company’s securities, the shares will attain market values commensurate with the offering price.

NO ASSURANCE OF SUCCESSFUL MARKETING EFFORTS MAY LIMIT ACQUISITION CANDIDATES

One of the methods the Company will use to find potential merger , acquisition , joint venture or licensing candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge or partner with a public shell. Other methods include personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable opportunity will be successful and thus the number of candidates may be limited. Lack of identification and completion of a successful merger/acquisition /joint venture will render the shares sold hereunder worthless.

NO PUBLIC MARKET FOR COMPANY’S SECURITIES MAY LIMIT A SHAREHOLDERS’ ABILITY TO SELL THEIR SHARES

Prior to the offering, there has been no public market for the shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company’s results of operations, and general market conditions. Movements in prices of stock may also affect the market price in general. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed service that we expect to market, our ability to establish a substantial customer base, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict. When used in this document, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

[Balance of this Page Intentionally Left Blank]

15

ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled “Management’s Discussion and Plan of Operation” for further information. We intend to use the proceeds to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for our securities. The Company will not receive any of the proceeds from the shares offered by the selling shareholder.

The Company intends to use the proceeds from this offering as follows:

	Minimum			50% of Maximum			Maximum
Application Of Proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds

Total Offering Proceeds	$5,000	100.00%		$50,000	100.00%		$100,000	100.00%

Net Offering Proceeds	$5,000	100.00%	100%	$50,000	100.00%	100%	$100,000	100.00%	100%
Placed into Escrow	$5,000	100.00%	100%	$50,000	100.00%	100%	$100,000	100.00%	100%
Released from Escrow(10%)	$500	10%	10%	$5,000	10%	10%	$10,000	10%	10%
Working Capital(1)(2)	$4500	90.00%	100%	$45,000	90.00%	100%	$100,000	100.00%	100%
Total Use of Proceeds	$5,000	100.00%		$50,000	100.00%		$100,000	100.00%

Notes:

(1) May include, but not be limited to, printing costs, postage, communication services, overnight delivery charges, and other general operating expenses. There are no anticipated uses of the funds post acquisition but such funds may not be utilized to pay salary or reimbursable expenses.

(2) Includes up to 10% which may be released from escrow to be used only for expenses of an acquisition, merger or merger for items such as postage, printing, legal etc.

ITEM 5 - DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering net of the offering expenses, our net book value will be $91,720 or $0.0083 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.0937 per share while our present stockholders will receive an increase of $0.0092 per share in the net tangible book value of the shares they hold. This will result in a 90.91% dilution for purchasers of stock in this offering.

16

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimzum	Maximum
	Offering	Offering

Offering Price Per Share	$0.10	$0.10

Book Value Per Share Before the Offering	$0.0000	$0.0000

	MINIMUM	MAXIMUM
Net tangible book value per share	$(0.0008)	$(0.0008)
Net tangible book value after Offering	$(3,280)	$91,720
Net tangible book value after Offering per share	$(0.0003)	$0.0083
Increase per share attributable to New Stockholders	$0.0005	$0.0092
Dilution in Offering Price based upon New BVPS	$0.1003	$0.0917
Dilution as percentage of purchase price	99.50%	90.91%

[Balance of this Page Intentionally Left Blank]

17

ITEM 7 – SELLING SHAREHOLDER

SELLING SHAREHOLDER

	No. Of Shares	Percentage of Shares	No. of Shares	Percentage of Shares
Name	Before Offering	Before Offering	After Offering**	After Offering**

Andreas McRobbie-Johnson*	10,000,000	100%	0	0%

*The selling shareholder is an underwriter; as such, he will be subject to the applicable prospectus delivery and liability provisions of the Securities Act.

** Assumes that Mr. McRobbie-Johnson will sell all of his shares in the offering of which there is no assurance. However, Mr. McRobbie-Johnson will not sell any of his shares until after the completion of the primary offering.

ITEM 8 - PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.

If the common stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Mr. McRobbie-Johnson, the sole director of the Company and Donna S. Moore, the Secretary and Treasurer. New issue offering refers to the shares offered for sale by the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. McRobbie-Johnson and Mrs. Moore. The intended methods of communication include, without limitation, telephone and personal contact. In his endeavors to sell this offering, he will not use any mass advertising methods such as the internet or print media. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

Checks payable, as disclosed herein, received by the sales agent in connection with sales of our securities will be transmitted immediately into an escrow account. There can be no assurance that all, or any, of the shares will be sold.

Neither Mr. McRobbie-Johnson nor Mrs. Moore will receive commissions for any sales originated on our behalf. We believe that he is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to both Mr. McRobbie-Johnson and Mrs. Moore, they:

1.	Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2.	Are not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Are not an associated person of a broker or dealer; and

18

4.	Meet the conditions of the following:

a.	Primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.	Are not a broker or dealer, or associated person of a broker or dealer, within the preceding 12 months; and

c.	Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933. The 12 months shall begin with the last sale of any security included within one rule 415 registration.

Mr. McRobbie-Johnson, our sole director shall be deemed an underwriter for the purposes of this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. The shares will only be offered in Arizona, California, Nevada, Washington, Texas, and Florida.

The Company is conducting a “Blank Check” offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the “S.E.C.”) under the Securities Act of 1933, as amended (the “Securities Act”).The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the “Deposited Funds” and “Deposited Securities,” respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules there under. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (80% of the value of the amount of both the company and selling shareholder offering) has been consummated and a sufficient number of investors (holders of 80% of the shares sold hereunder both Company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

19

The proceeds from the sale of the shares in this offering will be payable to Evolve Bank & Trust (“Escrow Account”) and will be deposited in a non-interest bearing bank account at the escrow agent until the escrow conditions are met. In the event that interest is earned on the deposit, such interest shall be for the sole benefit of the purchasers from this offering. No interest will be paid to any shareholder or the Company. All subscription funds will be held in the Escrow Account pending achievement of the minimum offering and no funds shall be released to Dignyte, Inc. until such a time as the escrow conditions are met. The escrow agent will determine whether the minimum offering amount has been sold solely based upon its account records as the insured depository institution. The escrow agent will continue to receive funds until either 18 months from the effectiveness of this registration or the successful conclusion of the reconfirmation whichever event first occurs when this escrow agreement shall terminate. If the minimum offering is not achieved within 12 months of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the escrow agent is $1,500.00. Any subscribers will be notified in writing a minimum of 20 days prior to the beginning of any extension in the offering period.

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99] and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier’s check. There is no minimum subscription requirement. The subscription funds may be released upon consummation of an acquisition meeting the Rule 419 requirements, or in the event no such acquisition is completed, 18 months after the date of effectiveness. The Company expressly reserves the right to either accept or reject any subscription. Notwithstanding a subscription for shares, potential investors will have an opportunity to review information on the merger/acquisition/joint venture entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Dignyte, Inc. is authorized to issue 100,000,000 shares of common stock, $0.001 par value and 10,000,000 shares of blank check preferred stock. The Company has issued 10,000,000 shares of common stock to date held by one (1) shareholder of record.

The holders of Dignyte, Inc.’s common stock:

1.	Have equal ratable rights to dividends from funds legally available, when, as and if declared by the Board of Directors;

20

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights; and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

PREEMPTIVE RIGHTS

No holder of any shares of the Company’s stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, the Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future but rather to reinvest earnings, if any, in business operations.

PREFERRED STOCK

Our Board of Directors has the authority, without action by stockholders, to designate and issue preferred stock in one or more series. The Board of Directors may also designate the rights, preferences and privileges of each series of preferred stock, any or all of which may be greater than the rights of our Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the Board of Directors determines the specific rights of the holders of the preferred stock. However, these effects might include: (a) restricting dividends paid to the holders of shares of the Common Stock; (b) diluting the voting power of the holders of shares of the Common Stock; (c) impairing the liquidation rights of holders of shares of the Common Stock and (d) delaying or preventing a change in control of the Company without further action by stockholders.

21

REPORTS

After this offering, the Company will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

Legal & Compliance, LLC is legal counsel for the Company. Legal & Compliance, LLC has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Legal & Compliance, LLC has also been retained as special counsel to the Company for purposes of facilitating our efforts in securing registration before the Commission and eventual quotation on the OTCQB®.

ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

Dignyte, Inc. (the “Company”), was incorporated on April 7, 2011 under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers, acquisitions and joint ventures. The Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Andreas McRobbie-Johnson, the initial director, for the purpose of creating a corporation which could be used to consummate a merger, acquisition or joint venture. Mr. McRobbie-Johnson serves as President, and Director. Mr. McRobbie-Johnson determined next to proceed with filing a Form S-1. On April 13, 2012 Donna S. Moore was appointed as the Company’s Secretary and Treasurer.

Mr. McRobbie-Johnson, the President and Director, elected to commence implementation of the Company’s principal business purpose, described below under “Plan of Operation”. As such, the Company can be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger, acquisition or joint venture with a private entity.

The proposed business activities described herein classify the Company as a “blank check” company. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company’s securities until such time as the Company has successfully implemented its business plan described herein. In order to provide further assurances that no trading will occur in the Company’s securities until a merger, acquisition or joint venture has been consummated, the shareholder has agreed to place his respective stock certificate with the Company’s legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger, acquisition or joint venture has been successfully consummated. However, while management believes that the procedures established to preclude any sale of the Company’s securities prior to closing of a merger, acquisition or joint venture will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder’s ability to sell their respective securities before such closing.

NUMBER OF EMPLOYEES

Dignyte, Inc. is currently in the development stage. During this development period, we plan to rely exclusively on the service of our officers and director to establish business operations and perform or supervise the minimal service required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees other than our president, Andreas McRobbie-Johnson and our secretary/treasurer, Donna Moore, whose responsibilities are mainly administrative at this time, as our operations are minimal.

22

DESCRIPTION OF PROPERTY

We use a corporate office located at 605 W. Knox Rd., Suite 202 Tempe, AZ 85284. Office space, utilities and storage are currently being provided free of charge at the present time at this address which is the office occupied by Summit Capital USA, Inc., a company controlled by Mr. McRobbie-Johnson’s father. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

Neither Andreas McRobbie-Johnson, our President and director, nor Donna S. Moore, our Secretary and Treasurer have been convicted in a criminal proceeding.

Neither Andreas McRobbie-Johnson, our President and director, nor Donna S. Moore, our Secretary and Treasurer have been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Neither Andreas McRobbie-Johnson, our President and director, nor Donna S. Moore, our Secretary and Treasurer have been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

ITEM 12. MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

MARKET PRICE

As of the date of this prospectus, there is no public market for the Company’s common stock. This prospectus is a step toward creating a public market for our stock upon completion of a business combination, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. The Company and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Dignyte, Inc.;

2.	There are currently 10,000,000 shares of our common stock held by our President and director;

3.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholder.

HOLDERS

As of the date of this prospectus, Dignyte, Inc. has 10,000,000 shares of $0.001 par value common stock issued and outstanding held by one(1) shareholder of record.

DIVIDENDS

The Company has neither declared nor paid any cash dividends on either preferred or common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

23

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Rule 12b-2 of the Securities Exchange Act of 1934, as amended, defines a Smaller Reporting Company as an issuer that is not an investment company, an asset-backed issuer), or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	Had a public float of less than $ 75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or
●	In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or
●	In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

We qualify as a Smaller Reporting Company. Moreover, as a Smaller Reporting Company and so long as we remain a Smaller Reporting Company, we benefit from the similar exemptions and exclusions as an Emerging Growth Company. In the event that we cease to be an Emerging Growth Company as a result of a lapse of the five year period, but continue to be a Smaller Reporting Company, we would continue to be subject to the similar exemptions available to Emerging Growth Companies until such time as we were no longer a Smaller Reporting Company.

24

PLAN OF OPERATION

Dignyte, Inc. was incorporated on April 7,2011.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities, or includes a party to a joint venture or licensing agreement with another corporation or entity. The Registrant has no acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither the Company’s officers, director, promoter nor any affiliates thereof have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition, merger or joint venture between the Company and such other company as of the date of this Registration Statement.

The Company will obtain audited financial statements of a target entity and reconfirmation offering prior to the consummation of the merger/acquisition/joint venture. The Board of Directors does intend to obtain certain assurances of value of the target entity’s assets prior to considering such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes, if applicable. In the event that no such assurances and audited statements are provided, the Company will not move forward with a combination with this target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents. Pursuant to Rule 419(e), we will conduct a bona-fide purchase of assets (by way of share issuance) or exchange of securities and we will obtain a third-party independent appraisal of the assets or business of the target.

The Registrant has no full time employees. The Registrant’s officers have agreed to allocate a portion of their time to the activities of the Registrant without compensation. Management anticipates that the business plan of the Company can be implemented by our officers devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See “Directors, Executive Officers”

The Company is filing this registration statement on a voluntary basis because of management’s belief that the primary attraction of the Registrant as a merger or joint venture partner or acquisition vehicle will be its status as an SEC reporting company as reporting makes due diligence easier and fraud less likely. Any business combination or transaction will result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

As shown in the financial statements accompanying this prospectus, the Company has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

GENERAL BUSINESS PLAN

The Company’s purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the Company intends to file a Form 8A registering the company under Section 12G of the Exchange Act within 15 business days of the effectiveness of this registration statement. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company’s virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. (See “Financial Statements”) This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

25

The Company may seek a business opportunity with entities which have recently commenced operations or which desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition, joint venture or licensing candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge or partner with a public shell. Other methods include personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable opportunity will be successful.

Mr. McRobbie-Johnson will negotiate an acquisition on the basis of the best interests of the shareholders including himself. Mr. McRobbie-Johnson will not sell any of his shares until after the completion of the primary offering.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the time required to conduct an initial public offering. The time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with the Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance. A registration statement requires financials current within 135 days of the effectiveness of the registration statement. Year end audits are required annually and an opinion letter for a registration can go stale—which could result in multiple audits and opinion letters on a large filing which may take over a year for effectiveness. On the other hand, a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus, they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Forms 8-K, 10-K, agreements and related reports and documents. If an entity is deemed a shell company, the Form 8-K that must be filed upon the completion of a merger, acquisition or joint venture, requires all of the information normally disclosed in the filing of a Form 10. This would include audited financial statements, description of business, officer and director information and MD & A. In addition, once an acquisition is complete Form 10Q has to be filed quarterly, Form 10K has to be filed annually and Form 8K has to be filed upon the occurrence of any material change. Depending upon the size of the company these costs could easily reach into the hundreds of thousands of dollars. Once deemed a shell company, Rule144 imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the “34 Act”), specifically requires that any merger, acquisition or joint venture candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officer and director of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger, acquisition transaction or joint venture for the owners of a business opportunity.

26

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and director of the Company, neither of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company’s officers and shareholder. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management service which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, service, or trades; name identification; and other relevant factors. Management will meet personally with the key personnel for the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire, merge or partner with any company for which audited financial statements cannot be obtained.

Management of the Company, while not experienced in matters relating to the new business of the Company, will rely upon their own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company’s legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition/joint venture candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture that is in its preliminary or development stage, that is already in operation, or that is in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger, acquisition or joint venture. The Company also has no plans to conduct any offerings under Regulation S.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company’s director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company’s shareholders.

Mr. McRobbie-Johnson may only not sell his shares for $0.10 per share for the duration of the Offering. No transfer or sales of any shares held in escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules there under. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

Mr. McRobbie-Johnson will negotiate an acquisition on the basis of the best interests of the shareholders including himself. Mr. McRobbie-Johnson will not sell any of his shares until after the completion of the primary offering.

27

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger, acquisition or joint venture and the Company is no longer considered a “shell” company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company’s securities may have a depressive effect on the value of the Company’s securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called “tax- free” reorganization under Sections 368a or 351 of the Internal Revenue Code (the “Code”).

With respect to any merger, acquisition or joint venture, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company’s assets and liabilities, the Company’s shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger, acquisition or joint venture. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger, acquisition or joint venture effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company’s then-shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire, merge or joint venture with any entity that cannot provide independent audited financial statements. The Company will need to file such audited statements as part of its post-effective amendment (reconfirmation). The Company is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of an agreement for a merger, acquisition or joint venture as well as the Company’s audited financial statements included in its annual report on Form 10-K. The Company also has to file its post-effective amendment upon the signing of a merger/acquisition/joint venture agreement. If such audited financial statements are not available within time parameters necessary to insure the Company’s compliance with the requirements of the 33 and 34 Act or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the Company will not proceed with the transaction or post-effective amendment/reconfirmation offering.

The Board of Directors has passed a resolution which prohibits the Company from completing an acquisition, merger or joint venture with any entity in which the Company’s officers, director and principal shareholder or their affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company’s combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company’s competitors.

28

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in accountants or disagreements therewith since the inception of the corporation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director is elected by the stockholders for a term of one year and serves until a successor is elected and qualified. Our officer is appointed by the Board of Directors for a term of one year and serves until a successor is duly elected and qualified or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Andreas McRobbie-Johnson(2)	18	President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director	Inception – April 12, 2012
Andreas McRobbie-Johnson(2)	18	President, Chief Executive Officer, and Director	April 12, 2012 - Current
Donna S. Moore(3)	66	Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer	April 12, 2012 - Current

Notes:

(1) Our director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. At the present time, our officer was appointed by our director and will hold office until resignation or removal from office.

(2) Andreas McRobbie-Johnson has outside interests and obligations to other than Dignyte, Inc. He intends to spend approximately 10 hours per month on our business affairs.

(3) Donna S. Moore has outside interests and obligations other than Dignyte, Inc. She intends to spend approximately 10 hours per month on our business affairs.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Andreas McRobbie-Johnson, President, CEO,

Mr. McRobbie-Johnson is a student at Chandler-Gilbert Community College in Chandler, AZ currently enrolled in the business degree transfer program. Mr. McRobbie-Johnson received a President’s Scholarship in May 2011 to attend Chandler-Gilbert Community College to pursue the first two-years of his post-secondary education. Mr. McRobbie-Johnson has always had a keen interest in business and has been working over the past year with his father, a principal of the boutique merchant banking firm. Mr. McRobbie-Johnson plans to transfer to Arizona State University in Tempe, AZ where he expects to complete his BS in Business Administration. Moreover, he is studying business in college and is able to draw on professional advice from third parties including his father and from professional advisers with whom he has regular contact. He worked as an intern at Summit Capital USA, Inc. during his senior year and gained hands-on management experience as well as working knowledge of both public and private company operations. Summit Capital is a private equity investment company that works with emerging growth companies.

29

Donna S. Moore, Secretary and Treasurer, CFO and Chief Accounting Officer

From 2010 to present, Mrs. Moore has been serving as Chief Financial Officer for Summit Capital USA, Inc. in Tempe, AZ. In addition, from March 2011 to present, Mrs. Moore has also been serving as Chief Financial Officer for Elevate, Inc. in San Clemente, CA. ; from September 2010 to January 2011 and from October, 2011, to present Mrs. Moore has also been serving as Chief Financial Officer of Voice Assist, Inc. in Lake Forest, CA. ; and from May, 2011 to August, 2011, Mrs. Moore served as Chief Financial Officer of Oraco Resources in Tempe, AZ. Between 2008 and 2010, Mrs. Moore served as part time Controller for Skye International, Inc. in Scottsdale, AZ. Prior to Skye International, Mrs. Moore was the Controller for Monarch Brass & Copper Corp. , in Waterbury, CT from 1984 through 2007. Mrs. Moore is a business financial professional with over 26 years of hands-on business experience. Mrs. Moore has held positions as chief financial officer, controller and secretary treasurer of both public and private corporations. Her experience includes general accounting, financial reporting, systems implantation/management, treasury functions, and cost accounting. Mrs. Moore specializes in executing uniform financial controls so as to improve productivity, reduce costs, and maximize profitability. Mrs. Moore holds a Bachelor of Science degree in Business Management and an MBA in finance and accounting from Brigham Young University

Board Committees

Dignyte, Inc. has not yet implemented any board committees as of the date of this prospectus.

Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors but in no event shall be less than one (1). Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

Promoters

Mr. McRobbie-Johnson and Mrs. Moore are considered promoters of the Company.

EXECUTIVE COMPENSATION

The following table sets forth the compensation on an annualized basis for fiscal year ending December 31, 2011 that will be earned by our named executive officers.

Summary Compensation Table
	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Andreas McRobbie-Johnson	2011	-	-	-	$6667	-	-	-
Donna S. Moore	2011	-	-	-	-	-	-	-
Officers and Director	2011	-	-	-	-	-	-	-

30

DIRECTORS’ COMPENSATION

Our director is not entitled to receive compensation for service rendered to Dignyte, Inc. or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for service provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

There are no employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any additional compensation until such time as we maintain a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Dignyte, Inc. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by the director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

			Percent of Class *
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Before Offering	After Offering(3)

Common	Andreas McRobbie-Johnson, President, and Director	10,000,000	100. 00%	0. 00%
	All Directors and Officers as a group (1 person)	10,000,000	100. 00%	0. 00%

Footnotes

*In November 2011, the Company’s board of directors and shareholders approved a four for one (4:1) forward stock split and an increase in its authorized capital to 100 million shares of common stock and 10 million shares of blank check preferred stock. In accordance therewith, on November 10, 2011, the Company filed a Certificate of Amendment to its Articles of Incorporation.

(1) The address of the executive officer one director is c/o Dignyte, Inc. 605 W. Knox Rd. , Suite 202 Tempe, AZ 85284.

(2) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security or the sole or share investment power with respect to a security (i. e. , the power to dispose of, or to direct the disposition of a security).

(3) Assumes the sale of the maximum amount of this offering ( 1,000,000 shares of the issuer’s common stock and 10,000,000 of the selling shareholders stock). The aggregate amount of shares to be issued and outstanding after the offering is 11,000,000 . Nevertheless, Mr. McRobbie-Johnson will not sell any of his shares until after the completion of the primary offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On the date of inception (April 7, 2011) the President and director, a related party, executed and delivered a promissory note in favor of the company in the principal amount of ten thousand dollars ($10,000) in payment of the subscription funds for the 10,000,000 shares of common stock. The promissory note is payable on demand and bears interest at zero (0%) until April 7, 2013; and, thereafter, requires the payment of five percent (5%) interest on the outstanding balance on an annual basis. The note receivable was repaid through consulting services performed by the related party. For the period from inception (April 7, 2011) through December 31, 2011 and June 30, 2012, the value of these services was $6667 and $10,000, respectively. For the six months ended June 30, 2012, the total of the note receivable to the Company was $0.

31

The price of the common stock issued to Andreas McRobbie-Johnson was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

During the period ended December 31, 2011 and then through June 30, 2012, Summit Capital USA, Inc. , a company controlled by Mr. McRobbie-Johnson’s father and a company in which our Secretary/Treasurer/CFO is also serving as CFO, paid $5,780 on behalf of the Company, which amount remains outstanding as of June 30, 2012 and is reflected on our Balance Sheet as Accounts Payable-Related Party.

Summit Capital USA, Inc also provides to us, free of charge at its business location,our office space, utilities and storage facilities.

REPORTS TO SECURITY HOLDERS

1.	After this offering, Dignyte will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2.	After this offering, Dignyte will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3.	The public may read and copy any materials Dignyte files with the SEC at the SEC’s Public Reference Room at 100 F Street, N. E. Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Dignyte’s SEC filings will also be available on the SEC’s Internet site. The address of that site is: http://www. sec. gov.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Dignyte, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the Company’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS

a) Unaudited Financial Statement for the period ended June 30, 2012

a) Audited Financial Statements for the period ended December 31, 2011.

32

FINANCIAL STATEMENTS

Financial Statements for the period ended June 30, 2012

DIGNYTE, INC.

(A Development Stage Company)

Financial Statements

From inception (April 7, 2011) through June 30, 2012

Page
Financial Statements:

Balance Sheets as of June 30, 2012 (unaudited) and December 31, 2011	F-2
Statements of Operations (unaudited) for the three months ended June 30, 2012, six months ended June 30, 2012 and for the periods from inception (April 7, 2011) through June 30, 2012 and 2011	F-3
Statements of Cash Flows (unaudited) for the six months ended June 30, 2012 and for the periods from inception (April 7, 2011) through June 30, 2012 and 2011	F-4
Notes to Financial Statements	F-5

Report of Independent Registered Public Accounting Firm	F-9
Balance Sheet	F-10
Statement of Operations	F-11
Statement of Stockholders' Deficit	F-12
Statement of Cash Flows	F-13
Notes to Audited Financial Statements	F-14

F-1

DIGNITY, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

BALANCE SHEETS

	June 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$-	$-
Notes receivable - related party	-	-

TOTAL CURRENT ASSETS	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable-related party	$5,780	$2,875
Accounts payable	2,500	1,750

TOTAL CURRENT LIABILITIES	8,280	4,625

STOCKHOLDERS' DEFICIT
Preferred stock, authorized, 10,000,000 shares, $0.001 par
value, 0 shares issued and outstanding	-	-
Common stock, authorized, 100,000,000 shares, $0.001
par value, 10,000,000 shares issued and outstanding	10,000	10,000
Stock subscription receivable	-	(3,333)
Accumulated deficit during development stage	(18,280)	(11,292)

Total Stockholders' Deficit	(8,280)	(4,625)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$-

The accompanying notes are an integral part of these financial statements.

F-2

DIGNYTE, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF OPERATIONS

(Unaudited)

			From Inception	From Inception
	Three Months	Six Months	(April 7, 2011)	(April 7, 2011)
	Ended	Ended	through	through
	June 30, 2012	June 30, 2012	June 30, 2011	June 30, 2012

REVENUES	$-	$-	$-	$-

EXPENSES
General and administrative	1,155	1,155	575	8,697
Professional fees	3,333	5,833	-	9,583

Total Operating Expenses	4,488	6,988	575	18,280

NET LOSS	$(4,488)	$(6,988)	$(575)	$(18,280)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,000,000	10,000,000	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements

F-3

DIGNYTE, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF CASH FLOWS

(Unaudited)

		From inception	From inception
		(April 7, 2011)	(April 7, 2011)
	Six Months Ended	through	through
	June 30, 2012	June 30, 2011	June 30, 2012

OPERATING ACTIVITIES
Net Loss	$(6,988)	$(575)	$(18,280)
Adjustments to reconcile from Net Loss to net cash used in operating activities
Stock issued for services	3,333	575	10,000
Changes in operating assets and liabilities
Accounts payable-related party	2,905	-	5,780
Accounts payable	750	-	2,500

Net cash used in operating activities	-	-	-

NET INCREASE (DECREASE) IN CASH	-	-	-

CASH, BEGINNING OF PERIOD	-	-	-

CASH, END OF PERIOD	$-	$-	$-

SUPPLEMENTAL INFORMATION
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	$-	$-	$-

Non-cash investing and financing transactions:
Shares issued as stock receivable related party	$10,000	$10,000	$10,000

The accompanying notes are an integral part of these financial statements.

F-4

DIGNYTE, INC.

(A Development Stage Enterprise)

Notes to the Financial Statements

For the period from Inception (April 7, 2011)

Through June 30, 2012

Note 1. The Company

The Company and Nature of Business

Dignyte, Inc. (the “Company”) was incorporated in the State of Nevada on April 7, 2011 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business.

Note 2. Summary of Significant Accounting Policies

Development Stage

The Company’s financial statements are presented as statements of a development stage enterprise. Activities during the development stage primarily include related party equity and or equity financing. The Company has not commenced any significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared assuming the Company will continue as a going concern. The Financial Statements have been prepared using the accrual basis of accounting in accordance with U. S. GAAP. In the opinion of management, these financial statements include all adjustments necessary in order to make them not misleading.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents includes all cash deposits and highly liquid financial instruments with a maturity of three months or less. A cash escrow account has been created per Rule 419, which requires that the securities to be issued and the funds received in the Company’s offering be deposited and held in an escrow account pending the completion of a qualified acquisition.

Common Stock

The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Revenue Recognition

The Company will recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable. The Company has no current source of revenue. .

F-5

Earnings (Loss) Per Share

The Company follows ASC 260, Earnings Per Share which establish standards for the computation, presentation and disclosure requirements for basic and diluted earnings per share for entities with publicly held common shares and potential common stock issuances. Basic earnings (loss) per share are computed by dividing net income by the weighted average number of common shares outstanding. In computing diluted earnings per share, the weighted average number of shares outstanding is adjusted to reflect the effect of potentially dilutive securities, such as stock options and warrants. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Stock-Based Compensation

The Company accounts for share based payments in accordance with ASC 718, Compensation - Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. In accordance with ASC 718-10-30-9, Measurement Objective – Fair Value at Grant Date, the Company estimates the fair value of the award using a valuation technique. For this purpose, the Company uses the Black-Scholes option pricing model. The Company believes this model provides the best estimate of fair value due to its ability to incorporate inputs that change over time, such as volatility and interest rates, and to allow for actual exercise behavior of option holders. Compensation cost is recognized over the requisite service period which is generally equal to the vesting period. Upon exercise, shares issued will be newly issued shares from authorized common stock.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

F-6

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available. ” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Income taxes

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change .

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities.

Recent accounting pronouncements

The Company has evaluated the recent accounting pronouncements through June 2012 and believes that none of them will have a material effect on the company’s financial position, results of operations or cash flows.

Note 3. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended December 31, 2011, the Company had no operations. As of June 30, 2012, the Company had not emerged from the development stage and has an accumulated loss of $18,280. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to find a suitable merger or acquisition company. There are no assurances that management will find a capable company for its purposes. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-7

Note 4. Subscription Receivable – Related Party

On the date of inception (April 7, 2011) the President and director, a related party, executed and delivered a promissory note in favor of the company in the principal amount of ten thousand dollars ($10,000) in payment of the subscription funds for the 10,000,000 shares of common stock. The promissory note is payable on demand and bears interest at zero (0%) until April 7, 2013; and, thereafter, requires the payment of five percent (5%) interest on the outstanding balance on an annual basis. The note receivable was repaid through consulting services performed by the related party.

For the period ended December 31, 2011, the value of these services was $6,667 and the total of the note receivable was $3,333. For the six months ended June 30, 2012, the Company expensed $3,333 so the total of the note receivable was reduced to $0. The note receivable related party is presented in the equity section of the balance sheet as stock subscription receivable.

Note 5. Accounts Payable-Related Party

During the six months ended June 30, 2012, 2011, a related party, a company in which the Secretary-Treasurer and CFO of the Company is also serving as CFO, paid $5,780 on behalf of the Company and this amount is outstanding as of June 30, 2012. At the year ended December 31, 2011, the amount outstanding of the note payable-related party was $2,875.

Note 6.  Stockholder’s Deficit

The total number of shares of preferred stock which the Company shall have authority to issue is ten million (10,000,000) common shares with a Par value of $0.001. There have been no preferred shares issued to date.

The total number of shares of common stock which the Company shall have authority to issue is one hundred million (100,000,000) common shares with a par value of $. 001. At inception on April 7, 2011, the Company issued 10,000,000 shares, at a par value of $10,000 (received by way of a demand promissory note in the principal amount of ten thousand dollars payable by Mr. McRobbie-Johnson to the Company. As noted in Note 5 above, this promissory note is being repaid through consulting services performed by Mr. McRobbie-Johnson.

As of the period ended December 31, 2011 and June 30, 2012, the Company has 10,000,000 shares of $0. 001 par value common stock issued and outstanding.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders’ meetings for all purposes including the election of directors. The common stock does not have cumulative voting rights.

No holder of shares of stock of any class is entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Note 7. Commitments, Contingencies

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the President and director of the Company to use at no charge.

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Dignyte, Inc.

We have audited the accompanying balance sheet of Dignyte, Inc. (An Development Stage Company) (the “Company”) as of December 31, 2011 and the related statements of operations, stockholders’ equity (deficit), and cash flow for the year then ended and for the period from inception (April 7, 2011) to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dignyte, Inc. (An Development Stage Company) as of December 31, 2011 and the results of their operations and their cash flow for the years then ended and for the period from inception (April 7, 2011) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

May 15, 2012

F-9

FINANCIAL STATEMENTS

For Year Ended December 31, 2011

DIGNITY, INC

(A Development Stage Company)

BALANCE SHEET

(Audited)

December 31,
2011

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$-
Notes receivable - related party	-

TOTAL CURRENT ASSETS	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable-related party	$2,875
Accounts payable	1,750

TOTAL CURRENT LIABILITIES	4,625

STOCKHOLDERS' DEFICIT
Preferred stock, authorized, 10,000,000 shares, $0.001 par value, 0 shares issued and outstanding	-
Common stock, authorized, 100,000,000 shares, $0.001 par value, 10,000,000 shares issued and outstanding	10,000
Stock subscription receivable	(3,333)
Accumulated deficit (during development stage)	(11,292)

Total Stockholders' Deficit	(4,625)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-

The accompanying notes are an integral part of these financial statements .

F-10

DIGNITY, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

(Audited)

From inception
(April 7, 2011)
through
December 31, 2011

Revenues	$-
EXPENSES
Operating Expenses
General and administrative	7,542
Professional fees	3,750
Total operating expenses	11,292
NET LOSS	$(11,292)
BASIC AND DILUTED LOSS PER SHARE	$ 0.00
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	10,000,000

The accompanying notes are an integral part of these financial statements.

F-11

DIGNITY, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDER’S EQUITY

(Audited)

					Accumulated
			Additional	Stock	Deficit
	Common Stock		Paid-in	Subscription	Development
	Shares	Amount	Capital	Receivable	Stage	Total

Balance at inception (April 7, 2011)	0	$0	$0		$0	$0
Common stock issued for cash paid for organization costs and note receivable, $0.001 per share	10,000,000	10,000	0			10,000
Stock subscription receivable				(3,333)		(3,333)
Net income (loss)					(11,292)	(11,292)
Balance as of December 31, 2011	10,000,000	$10,000	$0	$(3,333)	$(11,292)	$(4,625)

The accompanying notes are an integral part of these financial statements.

F-12

DIGNYTE, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF CASH FLOWS

(Audited)

From Inception
(April 7, 2011)
through
December 31, 2011

OPERATING ACTIVITIES
Net loss	$(11,292)
Adjustments to reconcile from net loss to net cash used in operating activities
Stock issued for services	6,667
Changes in operating assets and liabilities
Accounts payable	1750
Accounts payable-related party	2,875

Net cash used in operating activities	-

NET INCREASE (DECREASE) IN CASH	-

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$-

SUPPLEMENTAL INFORMATION
Cash paid for income taxes	$-
Cash paid for interest	$-

Non-cash investing and financing transactions:
Shares issued as stock receivable related party	$10,000

The accompanying notes are an integral part of these financial statements.

F-13

DIGNYTE, INC.

(A Development Stage Enterprise)

Notes to the Financial Statements

For Year Ended December 31, 2011

Note 1. The Company

The Company and Nature of Business

Dignyte, Inc. (the “Company”) was incorporated in the State of Nevada on April 7, 2011 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business.

Note 2. Summary of Significant Accounting Policies

Development Stage

The Company's financial statements are presented as statements of a development stage enterprise. Activities during the development stage primarily include related party equity and or equity financing. The Company has not commenced any significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared assuming the Company will continue as a going concern. The Financial Statements have been prepared using the accrual basis of accounting in accordance with U.S. GAAP.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents includes all cash deposits and highly liquid financial instruments with a maturity of three months or less. A cash escrow account has been created per Rule 419, which requires that the securities to be issued and the funds received in the Company’s offering be deposited and held in an escrow account pending the completion of a qualified acquisition.

F-14

Common Stock

The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Revenue Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Earnings (Loss) Per Share

The Company follows ASC 260, Earnings Per Share which establish standards for the computation, presentation and disclosure requirements for basic and diluted earnings per share for entities with publicly held common shares and potential common stock issuances. Basic earnings (loss) per share are computed by dividing net income by the weighted average number of common shares outstanding. In computing diluted earnings per share, the weighted average number of shares outstanding is adjusted to reflect the effect of potentially dilutive securities, such as stock options and warrants. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Stock-Based Compensation

The Company accounts for share based payments in accordance with ASC 718, Compensation - Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. In accordance with ASC 718-10-30-9, Measurement Objective – Fair Value at Grant Date, the Company estimates the fair value of the award using a valuation technique. For this purpose, the Company uses the Black-Scholes option pricing model. The Company believes this model provides the best estimate of fair value due to its ability to incorporate inputs that change over time, such as volatility and interest rates, and to allow for actual exercise behavior of option holders. Compensation cost is recognized over the requisite service period which is generally equal to the vesting period. Upon exercise, shares issued will be newly issued shares from authorized common stock.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

F-15

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Income taxes

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change .

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities.

F-16

Recent accounting pronouncements

The Company has evaluated the recent accounting pronouncements through April 2012 and believes that none of them will have a material effect on the company’s financial position, results of operations or cash flows.

Note 3. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended December 31, 2011, the Company had no operations. As of December 31, 2011, the Company had not emerged from the development stage and has an accumulated loss of $11,292. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to find a suitable merger or acquisition company. There are no assurances that management will find a capable company for its purposes. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4. Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

The Company’s provision for income taxes was $0 for the year ended December 31, 2011 since the Company incurred net operating losses which have a full valuation allowance through December 31, 2011.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The total deferred tax asset is calculated by multiplying a 35% marginal tax rate by the cumulative Net Operating Loss (“NOL”) of $11,292. The total valuation allowance is equal to the total deferred tax asset.

F-17

2011
Current Taxes	$-
Deferred Tax Benefit	(3,953)
Benefits of Operating Loss Carryforwards	3,953

Income Tax Provision	$-

The Company's net federal operating loss carry forward of approximately $11,292 expires in 2028.

The Company has not yet filed the income tax return in the U.S for the year ended December 31, 2011. The Company filed an extension so the return is due by September 15, 2012.

Note 5. Subscription Receivable – Related Party

On the date of inception (April 7, 2011) the President and director, a related party, executed and delivered a promissory note in favor of the company in the principal amount of ten thousand dollars ($10,000) in payment of the subscription funds for the 10,000,000 shares of common stock. The promissory note is payable on demand and bears interest at zero (0%) until April 7, 2013; and, thereafter, requires the payment of five percent (5%) interest on the outstanding balance on an annual basis. The note receivable was partially repaid through consulting services performed by the related party. For the period ended December 31, 2011, the value of these services was $6,667. For the period ended December 31, 2011, the total of the note receivable to the Company was $3,333. The note receivable related party is presented in the equity section of the balance sheet as stock subscription receivable.

Note 6. Accounts Payable-Related Party

During the audit period ended December 31, 2011, a related party, a company in which the Secretary-Treasurer and CFO of the Company is also serving as CFO, paid $2,875 on behalf of the Company and this amount is outstanding as of December 31, 2011.

Note 7. Stockholder’s Deficit

The total number of shares of preferred stock which the Company shall have authority to issue is ten million (10,000,000) common shares with a par value of $0.001. There have been no preferred shares issued to date.

F-18

The total number of shares of common stock which the Company shall have authority to issue is one hundred million (100,000,000) common shares with a par value of $.001. At inception on April 7, 2011, the Company issued 10,000,000 shares, at a par value of $10,000 (received by way of a demand promissory note in the principal amount of ten thousand dollars payable by Mr. McRobbie-Johnson to the Company. As noted in Note 5 above, this promissory note is being repaid through consulting services performed by Mr. McRobbie-Johnson.

As of the period ended December 31, 2011, the Company has 10,000,000 shares of $0.001 par value common stock issued and outstanding.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes including the election of directors. The common stock does not have cumulative voting rights.

No holder of shares of stock of any class is entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Note 8. Commitments, Contingencies

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the President and director of the Company to use at no charge.

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

F-19

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. “

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Dignyte in connection with the sale of the common stock being registered. Dignyte has agreed to pay all costs and expenses in connection with this offering of common stock. Mr. McRobbie-Johnson is the source of the funds for the costs of the offering. Mr. McRobbie-Johnson has no agreement in writing to pay the expenses of this offering on behalf of Dignyte and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Registration Fee		$525
Administration Expense		$50

Total	$	*575

* Such offering expenses have already been paid for by our President and director. There is no agreement as to repayment of these funds.

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Dignyte, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Dignyte indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Dignyte, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On the date of inception (April 7, 2011) the President and director, a related party, executed and delivered a promissory note in favor of the company in the principal amount of ten thousand dollars ($10,000) in payment of the subscription funds for the 10,000,000 shares of common stock. The promissory note is payable on demand and bears interest at zero (0%) until April 7, 2013; and, thereafter, requires the payment of five percent (5%) interest on the outstanding balance on an annual basis. The note receivable was repaid through consulting services performed by the related party. For the period ended December 31, 2011, the value of these services was $6,667. For the six months ended June 30, 2012, the total of the note receivable to the Company was $0.

34

At the time of the issuance, Andreas McRobbie-Johnson was in possession of all available material information about the Company, as he is the only officer and director. On the basis of these facts, Dignyte, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Dignyte believes that the exemption from registration for these sales under Section 4(2) was available because:

●	Andreas McRobbie-Johnson is an executive officer of Dignyte and thus had fair access to all material information about Dignyte before investing;

●	There was no general advertising or solicitation; and

●	The shares bear a restrictive transfer legend.

All shares issued to Andreas McRobbie-Johnson were at the par value per share of $0. 001. The price of the common stock issued to him was arbitrarily determined and bears no relationship to any objective criterion of value. At the time of issuance, Dignyte was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit
3. 1(a)***	Articles of Incorporation
3. 1(b)**	Certificate of Amendment to Articles of Incorporation
3. 2***	Bylaws
5. 1**	Opinion on legality of Legal & Compliance, LLC
10. 1**	Escrow Agreement between Registrant, Andreas McRobbie-Johnson and Evolve Bank & Trust dated July 12, 2012
10. 2*	Subscription Agreement between Registrant and Andreas McRobbie-Johnson
10. 3**	Promissory Note between Registrant and Andreas McRobbie-Johnson dated April 7, 2011**
23. 1**	Consent of DeJoya, Griffith & Company, LLC
23. 2**	Consent of Legal & Compliance, LLC (contained in Exhibit 5. 1)

* Previously filed

** Filed herewith

*** The Articles of Incorporation and the Bylaws were previously filed on May 15, 2012 as Exhibit Nos.3.B and 3.A, respectively.

35

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

36

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

37

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Tempe, State of Arizona on August 20, 2012.

DIGNYTE, INC.
(Registrant)

By: /s/ Andreas McRobbie-Johnson
Andreas McRobbie-Johnson, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Andreas McRobbie-Johnson	President, Chief Executive Officer and Director	August 20, 2012
Andreas McRobbie-Johnson

/s/ Donna S. Moore	Treasurer, Chief Accounting Officer,	August 20, 2012
Donna S. Moore	Principal Financial Officer

38